Exhibit 99.1

News Release

ON Semiconductor to Acquire Quantenna Communications

Acquisition creates platform for addressing connectivity applications for Industrial and Automotive markets

Key Transaction Highlights:

•	Enables entry into automotive and industrial low-power connectivity market with combined strengths of the two companies

•	Combination of ON Semiconductor’s expertise in power management & Bluetooth technologies with Quantenna’s Wi-Fi & software capabilities

•	Immediately accretive to non-GAAP earnings per share and free cash flow

PHOENIX, Ariz. and San Jose, Calif. – March 27, 2019 – ON Semiconductor Corporation (Nasdaq: ON) (“ON Semiconductor”) and Quantenna Communications, Inc. (Nasdaq: QTNA) (“Quantenna”) today announced that they have entered into a definitive agreement for ON Semiconductor to acquire Quantenna for $24.50 per share in an all cash transaction. The acquisition consideration represents equity value of approximately $1.07 billion and enterprise value of approximately $936 million, after accounting for Quantenna’s net cash of approximately $136 million at the end of fourth quarter of 2018. The acquisition significantly enhances ON Semiconductor’s connectivity portfolio with the addition of Quantenna’s industry leading Wi-Fi technology and software capabilities.

“We are very pleased to welcome Quantenna to ON Semiconductor’s team. The acquisition of Quantenna is another step towards strengthening our presence in industrial and automotive markets. The combination of ON’s expertise in highly efficient power management and broad sales and distribution reach, and Quantenna’s industry leading Wi-Fi technologies and software expertise creates a formidable platform for addressing fast growing markets for low-power connectivity in industrial and automotive applications,” said Keith Jackson, president and chief executive officer of ON Semiconductor. “I am very excited about the opportunity this acquisition creates for customers, shareholders, and employees of the two companies.”

“Today’s announcement is great news for Quantenna employees and customers worldwide. As part of ON Semiconductor, Quantenna will benefit from a world-class organization in our commitment to providing the best end user experience for our customers,” stated Dr. Sam Heidari, chairman and chief executive officer of Quantenna. “We are proud of our accomplishments and look forward to a smooth transition with the ON Semiconductor team to pursue exciting new opportunities for Quantenna’s talented employees and reinforce our longstanding position as a leading Wi-Fi technology innovator.”

Following consummation, the transaction is expected to be immediately accretive to ON Semiconductor’s non-GAAP earnings per share and free cash flow, excluding any non-recurring acquisition related charges, the fair value step-up inventory amortization, and amortization of acquired intangibles.

The transaction is not subject to a financing condition. ON Semiconductor intends to fund the transaction through cash on hand and available capacity under its existing revolving credit facility.

Completion of the transaction is subject to approval by Quantenna’s stockholders, regulatory approvals and other customary closing conditions. The transaction has been approved by ON Semiconductor’s and Quantenna’s boards of directors and is expected to close in the second half of 2019. No approval of the stockholders of ON Semiconductor is required in connection with the proposed transaction.

Morrison & Foerster LLP served as legal advisor to ON Semiconductor. Qatalyst Partners acted as exclusive financial advisor to Quantenna, along with O’Melveny & Myers LLP, who served as legal advisor.

ON Semiconductor to Acquire Quantenna Communications

Teleconference

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Daylight Time (EDT), on March 27, 2019, to discuss this announcement. ON Semiconductor will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately one year following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (877) 356-3762 (U.S./Canada) or (262) 558-6155 (International). In order to join this conference call, you will be required to provide the Conference ID Number - which is 7271535.

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The Company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The Company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit www.onsemi.com.

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

About Quantenna Communications

Quantenna (Nasdaq: QTNA) is the global leader and innovator of high performance Wi-Fi solutions. Founded in 2006, Quantenna has demonstrated its leadership in Wi-Fi technologies with many industry firsts. Quantenna continues to innovate with the mission to perfect Wi-Fi by establishing benchmarks for speed, range, efficiency and reliability. Quantenna takes a multidimensional approach, from silicon and system to software, and provides total Wi-Fi solutions. For more information, visit www.quantenna.com.

Cautions regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to: statements related to the consummation and benefits of the acquisition by ON Semiconductor Corporation (“ON Semiconductor”) of Quantenna Communications, Inc. (“Quantenna”) for customers, shareholders, and employees of the two companies, including creating a formidable platform for addressing fast growing markets for low-power connectivity in industrial and automotive applications; ON Semiconductor strengthening its presence in industrial and automotive markets; and the expectation of a smooth transition of Quantenna with ON Semiconductor and the acquisition reinforcing Quantenna’s longstanding position as a leading Wi-Fi technology innovator. These forward-looking statements are based on information available to each of ON Semiconductor and Quantenna of the date of this release and current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include, but are not limited to: the risk that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; there may be a material adverse change of ON Semiconductor or Quantenna, or our respective businesses may suffer as a result of uncertainty surrounding the transaction; the transaction may involve unexpected costs, liabilities or delays; difficulties encountered in integrating Quantenna, including the potentially accretive and synergistic benefits; difficulties leveraging desired growth opportunities and markets; the possibility that expected benefits and cost savings may not materialize as expected; our revenue and operating performance; economic conditions and markets (including current financial conditions); risks related to our ability to meet our assumptions regarding outlook for revenue and gross margin as a percentage of revenue; effects of exchange rate fluctuations; the cyclical nature of the semiconductor industry; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; enforcement and protection of our intellectual property rights and related risks; risks related to the security of our information systems and secured network; availability of raw materials, electricity, gas, water and other supply chain uncertainties; our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers; variable demand and the aggressive pricing environment for semiconductor products; our ability

ON Semiconductor to Acquire Quantenna Communications

to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products; risks associated with other acquisitions and dispositions, including our ability to realize the anticipated benefits of our acquisitions and dispositions; risks that acquisitions or dispositions may disrupt our current plans and operations, the risk of unexpected costs, charges or expenses resulting from acquisitions or dispositions and difficulties arising from integrating and consolidating acquired businesses, our timely filing of financial information with the SEC for acquired businesses and our ability to accurately predict the future financial performance of acquired businesses; competitor actions, including the adverse impact of competitor product announcements; pricing and gross profit pressures; loss of key customers or distributors; order cancellations or reduced bookings; changes in manufacturing yields; control of costs and expenses and realization of cost savings and synergies from restructurings; significant litigation; risks associated with decisions to expend cash reserves for various uses in accordance with our capital allocation policy such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs; risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time; risks associated with our worldwide operations, including changes in trade policies, foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations or financial results; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks of changes in U.S. or international tax rates or legislation, including the impact of the recent U.S. tax legislation; risks and costs associated with increased and new regulation of corporate governance and disclosure standards; risks related to new legal requirements; and risks involving environmental or other governmental regulation. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in ON Semiconductor’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of ON Semiconductor’s filings with the Securities and Exchange Commission. These forward-looking statements are as of the date hereof and should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as may be required by law. For additional information, visit ON Semiconductor’s corporate website, www.onsemi.com, or for official filings visit the SEC website, www.sec.gov.

Important Additional Information and Where to Find It

In connection with the proposed transaction, Quantenna will file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, QUANTENNA’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that Quantenna files with the SEC (when available) from the SEC’s website at www.sec.gov and Quantenna’s website at http://ir.quantenna.com/investor-overview. In addition, the proxy statement and other documents filed by Quantenna with the SEC (when available) may be obtained from Quantenna free of charge by directing a request to Vernon Essi, Jr., Investor Relations, Quantenna Communications, Inc., 1704 Automation Parkway, San Jose, California 95131, Phone: (669) 209-5647. Media inquiries can be directed to Vernon Essi, Jr. at vessi@quantenna.com, Phone: (669) 209-5647.

Certain Participants in the Solicitation

Quantenna, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Quantenna stockholders with respect to stockholder approval of the proposed acquisition of Quantenna. Information regarding the names of Quantenna’s directors and executive officers and their respective interests in Quantenna by security holdings or otherwise is set forth in Quantenna’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the SEC on March 1, 2019, Quantenna’s definitive proxy statement for its 2018 Annual Meeting of Shareholders filed with the SEC on April 25, 2018 and Quantenna’s Current Reports on Form 8-K dated June 8, 2018 and August 31, 2018. To the extent holdings of such participants in Quantenna’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2018 Annual Meeting of Shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Quantenna’s website at http://ir.quantenna.com/investor-overview.

Contacts

Kris Pugsley	Parag Agarwal

ON Semiconductor to Acquire Quantenna Communications

Corporate / Media Communications	Vice President - Investor Relations & Corporate Development
ON Semiconductor	ON Semiconductor
(312) 909-0661	(602) 244-3437
kris.pugsley@onsemi.com	parag.agarwal@onsemi.com

Vernon Essi, Jr. Director of Investor Relations and Strategic Finance
Quantenna Communications, Inc.
(669) 209-5647
vessi@quantenna.com

# # #

ON Semiconductor to Acquire Quantenna Communications